UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 3, 2007

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25417	52-2143186
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424 Corona Del Mar, CA		92625
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

Torbay Holdings, Inc.
2967 Michelson Dr. Ste G444, Irvine, CA 92612
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1,01 Entry Into Material Definitive Agreement

On December 3, 2007, ICC Worldwide, Inc. (the “Company”) sold 4,921,267 shares of its common stock for $174,016 and 1,054,552 shares of its Series C preferred stock for $75,984 to The Melanie S. Altholtz Irrevocable Trust (the “Trust”). The Trust is an investor in The Black Diamond Fund LLLP (“Black Diamond”) which purchased stock and a controlling interest in the Company on June 29, 2007. The purchase agreement with the Trust gives the Trust the option to require the Company to purchase the Series C preferred stock on a quarterly basis starting in the third calendar quarter of 2008 using 3% of the Company’s positive net income before tax as reported in the Company’s quarterly and annual SEC filings.

On December 17, 2007, the Company also sold 4,921,267 shares of its common stock for $174,016 and 1,054,552 shares of its Series C preferred stock for $75,984 to Black Diamond pursuant to a third amendment to the share purchase agreement originally signed June 29, 2007. The third amendment to the share purchase agreement increased Black Diamond’s option to require the Company to purchase the Series C preferred stock on a quarterly basis starting in the third calendar quarter of 2008 using the Company’s positive net income before tax as reported in the Company’s quarterly and annual SEC filings from 20% of positive pre-tax income to 23% of positive pre-tax income.

The agreements were consummated after the filing with the Delaware Secretary of State of the Certificate of Designation to increase the number of authorized shares of Series C preferred stock was recorded and all the associated agreements were signed.

Item 3.02 Unregistered Sale of Equity Securities

On December 3, 2007, ICC Worldwide, Inc. (the “Company”) sold 4,921,267 shares of its common stock for $174,016 and 1,054,552 shares of its Series C preferred stock for $75,984 to The Melanie S. Altholtz Irrevocable Trust.

On December 17, 2007, the Company also sold 4,921,267 shares of its common stock for $174,016 and 1,054,552 shares of its Series C preferred stock for $75,984 to The Black Diamond Fund, LLLP.

The issuance of the shares of common stock was exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof which exempts transactions by an issuer not involving a public offering.

Item 9.01: Exhibits

4.1	Certificate of Designation to increase the number of shares of preferred stock designated as Series C approved by the Delaware Secretary of State on December 17, 2007.

10.1.	Stock Purchase Agreement between The Melanie S. Altholtz Irrevocable Trust and the Company dated December 3, 2007.

10.2	Third Amendment to Share Purchase Agreement between The Black Diamond Fund, LLLP and the Company dated December 17, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Richard K. Lauer
Name: Richard K. Lauer
Title: Chief Executive Officer

Date: January 16, 2008